SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ______)

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INDUSTRIAL SERVICES OF AMERICA, INC.
_______________________________________
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(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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INDUSTRIAL SERVICES OF AMERICA, INC.
______________________________

Notice of Annual Meeting of Shareholders
To Be Held on June 15, 2016
______________________________

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of INDUSTRIAL SERVICES OF AMERICA, INC. will be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky 40213, on Wednesday, June 15, 2016 at 10:00 A.M. (Eastern Daylight Time), for the following purposes:

(1)    To elect six (6) directors for a term expiring in 2017;

(2)	To consider a proposal to ratify the selection of Mountjoy Chilton Medley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	To consider an advisory proposal to approve the compensation of the Company's named executive officers as disclosed in the proxy statement;

(4)
To consider a proposal to approve an amendment to our 2009 Long Term Incentive Plan to provide that a repricing or exchange of stock options would require shareholder approval and to approve a one-time stock option exchange by our Chief Financial Officer; and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Industrial Services of America, Inc. recommends voting for the above proposals (1) - (4).

By signing the enclosed proxy, you are appointing Orson Oliver and Sean Garber as proxies, with full power of substitution, to vote all shares of Industrial Services of America, Inc. common stock held by you as of April 15, 2016 at the annual meeting on June 15, 2016, or at any adjournment or postponement of such meeting.

Only shareholders of record at close of business on April 15, 2016 are entitled to notice of and to vote at the annual meeting. The transfer books will not be closed.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about April 29, 2016.

By Order of the Board of Directors

/s/ Sean Garber
Sean Garber
President

7100 Grade Lane
Louisville, Kentucky 40213
April 29, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2016

Our proxy statement related to our 2016 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended on December 31, 2015 are available at http://www.proxyvote.com. Our ticker symbol is IDSA.

1

INDUSTRIAL SERVICES OF AMERICA, INC.
7100 GRADE LANE
LOUISVILLE, KENTUCKY 40213
PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at the 2016 annual meeting of shareholders of Industrial Services of America, Inc. ("ISA" or the “Company”), which we are holding at Building No. 1, 7100 Grade Lane, Louisville, KY 40213 at 10:00 A.M. (Eastern Daylight Time) on Wednesday, June 15, 2016, and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting.

We will vote shares represented by duly executed proxies in the accompanying form received before the meeting and not revoked at the meeting or at any adjournments thereof in accordance with the choices specified on the ballot. If you do not specify a choice, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the nominees for election as directors, (ii) the ratification of the independent registered public accounting firm for the 2016 fiscal year, (iii) the approval of an advisory proposal on compensation of our named executive officers, and (iv) the approval of an amendment to our 2009 Long Term Incentive Plan and one-time stock option exchange for our Chief Financial Officer. The person executing the proxy may revoke it at any time before the proxy holder exercises the authority thereby granted by giving timely written notice to our Secretary, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder notifies the Secretary of the meeting in writing before voting of the proxy.

We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. Such expenses, however, do not include any salaries and wages of our officers and employees who participated in the preparation, assembling and mailing of the proxy statement. In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

The presence in person or by proxy of shareholders holding a majority of the issued and outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for director or may withhold authority to vote for certain nominees for director. A shareholder may also vote for, vote against or abstain from voting on the proposals to (i) ratify the selection of the independent registered public accounting firm for the 2016 fiscal year, (ii) approve an advisory proposal on compensation of our named executive officers, and (iii) approve an amendment to our 2009 Long Term Incentive Plan and one-time stock option exchange for our Chief Financial Officer. We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

This proxy statement, notice of annual meeting and form of proxy are first being mailed or made available to shareholders on or about April 29, 2016.

INDUSTRIAL SERVICES OF AMERICA, INC.
PROXY STATEMENT
For the Annual Meeting on June 15, 2016

VOTING SECURITIES

Only shareholders of record at the close of business on April 15, 2016 are entitled to vote at the annual meeting or any adjournments thereof. As of the record date there were 8,018,932 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2016 for (i) each of our Named Executive Officers, directors and nominees for director, (ii) each person known to management to own of record or beneficially more than five percent of our outstanding shares, and (iii) all of our executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percentage of Class (1)(2)(3)

Directors and Officers:
Sean Garber 7100 Grade Lane Louisville, KY 40213	2,647,626	(4)	32.89%	(4)

Orson Oliver 7100 Grade Lane Louisville, KY 40213	1,951,705	(5)	24.08%	(5)

Todd Phillips 7100 Grade Lane Louisville, KY 40213	84,212	(6)	1.04%	(6)

Albert Cozzi 7100 Grade Lane Louisville, KY 40213	191,752	(7)	2.37%	(7)

Ronald Strecker 7100 Grade Lane Louisville, KY 40213	49,000	(8)	*	(8)

William Yarmuth 7100 Grade Lane Louisville, KY 40213	33,953	(9)	*	(9)

Vince Tyra 7100 Grade Lane Louisville, KY 40213	30,000	(10)	*	(10)

All directors and executive officers as a group	3,171,292	(11)	34.78%	(11)
Other Beneficial Ownership over 5%:
Algar, Inc. 4568 Melton Avenue Louisville, KY 40219	800,670	(12)	9.13%	(12)

Recycling Capital Partners, LLC 295 S Commerce Drive Waterloo, IN 46793	1,714,286	(13)	19.31%	(13)

Daniel M. Rifkin 295 S. Commerce Drive Waterloo, IN 46793	1,714,286	(13)	19.31%	(13)

Harry Kletter Family Ltd Ptnsp 7100 Grade Lane Louisville, KY 40213	750,000	(14)	9.35%	(14)

K&R, LLC 7100 Grade Lane Louisville, KY 40213	549,168	(14)	6.85%	(14)

The Estate of Harry Kletter 7100 Grade Lane Louisville, KY 40213	517,788	(14)	6.46%	(14)

David Russell P.O. Box 280481 Northridge, CA 91328	812,468	(15)	10.09%	(15)

* denotes less than 1% ownership

(1)
The table reflects share ownership and the percentage of such share ownership as of April 15, 2016. We have determined the percentages on the basis of 8,018,932 shares of our common stock issued and outstanding; 30,690 shares of common stock held as Treasury stock are not entitled to vote and are not issued and outstanding.

(2)	Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of common stock beneficially owned by him, her or it.

(3)
Based upon information furnished to the Company by the named persons, information contained in filings with the SEC, and information in our shareholder records. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person.

(4)
On each of November 19, 2013, November 19, 2014 and November 19, 2015, each of Harry Kletter (and subsequent to his death, the estate of Harry Kletter), The Harry Kletter Family Limited Partnership and K&R, LLC granted to Mr. Garber and Orson Oliver, jointly, an Irrevocable Proxy (collectively, the “Irrevocable Proxies”) to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of our capital stock then owned or thereafter acquired by each proxy grantor as fully, to the same extent, and with the same effect as they might or could do under applicable laws or regulations governing the rights and powers of shareholders of a Florida corporation. The Irrevocable Proxies state that they were granted in connection with a Management Agreement (the “Management Agreement”) entered into on December 2, 2013, effective as of December 1, 2013, by and between the Company and Algar, Inc. (“Algar”), a Kentucky corporation controlled by Mr. Garber. The Irrevocable Proxies relate to a total of 1,816,956 shares of common stock, made up of 517,788 shares held in Mr. Kletter’s estate, 750,000 shares owned by The Harry Kletter Family Limited Partnership, and 549,168 shares owned by K&R, LLC. See also footnote 13.

The Irrevocable Proxies were granted to Mr. Oliver and Mr. Garber as a condition of the Management Agreement, and as such are coupled with an interest and are irrevocable. The Irrevocable Proxies may be exercised by Mr. Oliver and Mr. Garber, jointly, for the period beginning on November 19, 2015 and ending on (i) November 19, 2016 or (ii) the maximum period of time allowed under Florida law, whichever is longer, unless sooner terminated in accordance with the Management Agreement.

Also includes vested options to purchase 750,000 shares of ISA common stock issued to Algar in December 2013 and 50,670 shares issued to Algar in exchange for partial forgiveness of accrued but unpaid bonus compensation earned by Algar under the Management Agreement. Additionally, includes options to purchase 30,000 shares exercisable within 60 days of April 15, 2016.

(5)
Includes options to purchase 86,000 shares exercisable within 60 days of April 15, 2016 and 3,750 shares held in Trusts for Mr. Oliver's daughter and minor grandchildren for which Mr. Oliver is the trustee. Also includes 517,788 shares held by the Estate of Harry Kletter of which Mr. Oliver is executor, 750,000 shares owned by The Harry Kletter Family Limited Partnership of which Mr. Oliver is general partner, and 549,168 shares owned by K&R, LLC which is controlled by Mr. Oliver. The shares are also subject to the Irrevocable Proxies described in footnote 4, above. See also footnote 13.

(6) Includes options to purchase 56,667 shares exercisable within 60 days of April 15, 2016.

(7)	Includes options to purchase 68,000 shares exercisable within 60 days of April 15, 2016.

(8)	Includes options to purchase 49,000 shares exercisable within 60 days of April 15, 2016.

(9)	Includes options to purchase 30,000 shares exercisable within 60 days of April 15, 2016.

(10) Includes options to purchase 30,000 shares exercisable within 60 days of April 15, 2016.

(11) Includes the options described in notes 4 through 10 above to purchase 1,099,667 shares exercisable within 60 days of April 15, 2016.

(12) Includes options to purchase 750,000 shares exercisable within 60 days of April 15, 2016.

(13) Based on information set forth on Schedule 13D/A filed with the SEC on October 14, 2014. As sole manager of Recycling Capital Partners, LLC, Daniel M. Rifkin shares voting and dispositive power over these shares. Includes warrants to purchase 857,143 shares exercisable within 60 days of April 15, 2016.

(14) All shares are subject to the Irrevocable Proxies, as described in footnote 4, above. All shares of common stock have been pledged to a bank as security for a loan.

(15) Based on information obtained via email confirmation on April 13, 2016 from David Russell. Includes options to purchase 30,000 shares exercisable within 60 days of April 15, 2016 and the following beneficially owned shares of our common stock: 376,384 shares held in a trust, 95,646 shares held in custodial accounts for Dr. Russell's adult stepson and minor children, and 163,776 shares held in various retirement plans for Dr. Russell's benefit.

A Management Agreement (the “Management Agreement”) entered into on December 2, 2013, effective as of December 1, 2013, by and between the Company and Algar, Inc. (“Algar”), a Kentucky corporation, gives Algar the right to appoint the Company's President and an additional executive officer of the Company. Algar appointed Sean Garber as the Company’s President on December 2, 2013. Mr. Garber is Algar’s largest shareholder and also serves as Algar’s Chief Executive Officer. The Company and Algar agreed that Algar could cause the appointment of up to two members of the Board. In 2014, Algar nominated William Yarmuth and Vince Tyra to serve as board members. The Management Agreement was effective December 1, 2013 and extends through December 31, 2016, subject to earlier termination upon mutual agreement or upon circumstances set forth in the agreement. On March 3, 2016, following the prior resignation of a director, the Board of Directors set the number of members of the Board at six.

Subject to shareholder approval and restrictions on exercisability set forth in a Stock Option Agreement entered into on December 2, 2013 by the Company and Algar, the Company granted Algar an option to purchase a total of 1,500,000 shares of our common stock at an exercise price per share of $5.00. The shareholders approved these options at the 2014 annual meeting.

Under the Management Agreement, the Company and Algar have agreed to use their best efforts to effect a business combination between them as soon as is reasonably practicable. As of the date of this proxy statement, the Company and Algar have not effected a business combination between them. A special committee of independent board members is considering such a combination in connection with its review of the Company's growth and strategic options.

On each of November 19, 2013, November 19, 2014 and November 19, 2015, each of Harry Kletter (and subsequently the Estate of Harry Kletter), The Harry Kletter Family Limited Partnership and K&R, LLC granted to our President, Sean Garber, and our Chairman of the Board and interim Chief Executive Officer, Orson Oliver, jointly, an Irrevocable Proxy (collectively, the “Irrevocable Proxies”) to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of our capital stock then owned or thereafter acquired by each proxy grantor as fully, to the same extent, and with the same effect as they might or could do under applicable laws or regulations governing the rights and powers of shareholders of a Florida corporation. The Irrevocable Proxies state that they were granted in connection with the Management Agreement. The Irrevocable Proxies relate to a total of 1,816,956 shares of Company common stock, made up of 517,788 shares now held by Mr. Kletter’s estate, 750,000 shares owned by The Harry Kletter Family Limited Partnership, and 549,168 shares owned by K&R, LLC. Mr. Kletter’s date of death was January 5, 2014. Upon Mr. Kletter's death, Mr. Oliver became executor of Mr. Kletter's estate, general partner of the Harry Kletter Family Limited Partnership, and Manager of Kletter Holdings, LLC, the sole member of K&R, LLC.

The Irrevocable Proxies may be exercised by Mr. Oliver and Mr. Garber, jointly, for the period beginning on November 19, 2015 and ending on (i) November 19, 2016 or (ii) the maximum period of time allowed under Florida law, whichever is longer, unless sooner terminated in accordance with the Management Agreement.

On December 2, 2013, Mr. Oliver and Mr. Garber entered into an Agreement, as modified from time to time (the “Garber/Oliver Agreement”), through which they agreed upon the manner in which they will vote the shares of common stock represented by the Irrevocable Proxies. In particular, under the Garber/Oliver Agreement the parties agreed in relevant part that:

1.	They will cause the shares of our common stock represented by the Irrevocable Proxies to be “present” and voted at any meeting of our stockholders.

2.
It was in the Company’s best interest to increase the number of directors on our Board to a total of seven directors, and that they would cooperate with one another in exercising or voting the Irrevocable Proxies in furtherance of that change.

3.	It was in the respective best interests of the Company and Algar for Algar to have representation on the Company’s Board of Directors.

4.
They will cooperate with one another in exercising or voting the Irrevocable Proxies in favor of individuals to the Company’s Board of Directors who are nominated by Algar and by the Board of Directors as comprised immediately before the date of the Garber/Oliver Agreement; provided, that provision will not apply and will be of no force or effect in the case of (i) any such nominee for whom the Company would be required to provide disclosure pursuant to Regulation S-K Item 401(f) in any filing with the Securities and Exchange Commission or (ii) any nominees, the election of which would result in the Board not being comprised of a majority of “independent directors,” as such term is defined by NASDAQ Listing Rule 5605.

5.	They will vote the Irrevocable Proxies in favor of any recommendation of the Company’s Board of Directors, as so comprised, requiring shareholder approval.

6.
During the term of the Management Agreement it might become mutually beneficial for the Company and Algar to enter into discussions concerning the possibility of merging the two companies and/or for the Company to acquire substantially all of the assets of Algar.

7.	If a mutually beneficial arms-length deal is reached for a merger or asset acquisition, they would cooperate in exercising or voting the Irrevocable Proxies in favor of such a transaction.

8.	Subject to any fiduciary duties owed to the Company or its shareholders, they will use their best efforts to appoint Garber as Chairman and Chief Executive Officer of any surviving entity.

On June 13, 2014, in connection with a Securities Purchase Agreement, the Company and Recycling Capital Partners, LLC (the “Investor”) entered into a Director Designation Agreement (the "Director Designation Agreement") pursuant to which the Investor has the right to designate, and require the Company's Board to appoint, up to two directors (each, a "Designated Director"). As of the date of this proxy statement, the Investor had the right, which has not been exercised, to designate one director. A Designated Director will hold office until (i) his or her term expires and such Designated Director's successor designated by the Investor has been appointed or (ii) such Designated Director's earlier death, disability, disqualification, resignation or removal, and the Investor has the right to appoint any successor to such Designated Director. The Investor's designation rights terminate at such time that the Investor and its affiliates collectively hold less than 5% of the Company's outstanding common stock. Pursuant to the Director Designation Agreement, the Company and the Investor agreed that the designation and appointment of the Designated Director nominees will not violate applicable law and will not cause the Company to become delisted from any securities exchange or other trading market.

ITEM I. ELECTION OF DIRECTORS

The nominees for election as directors are Albert Cozzi, Sean Garber, Orson Oliver, Ronald Strecker, Vince Tyra and William Yarmuth. On June 11, 2014, the Board appointed Sean Garber, Vince Tyra and William Yarmuth to the Board. Messrs. Tyra and Yarmuth were recommended for nomination and appointment to the Board by Algar, Inc. pursuant to our Management Agreement with that entity. Messrs. Garber, Tyra and Yarmuth were subsequently nominated by the Board for election, and they were elected, by the shareholders at the 2015 annual meeting to hold office until the 2016 annual meeting and until their respective successors have been elected and qualified.

Shareholders voting at the annual meeting may not vote for more than the number of nominees listed in this proxy statement. A plurality of the total votes cast at the annual meeting will elect the directors. That is, the six nominees receiving the greatest number of votes for directors will be deemed elected directors. Votes “withheld” with respect to the election of directors will have no effect on the outcome of the vote. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the six nominees for directors. If any of the nominees becomes unavailable (which we do not now anticipate), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board. The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected.

The following table contains certain information regarding each nominee for election as director at this year's annual meeting. The Board of Directors has determined that all current directors have met the independence standards of Rule 5605(a)(2) of the NASDAQ listing standards with the exception of Mr. Garber due to his position as President and Mr. Oliver due to his position as interim CEO. Each individual has furnished the respective information shown.

Name and Principal Occupation with Company	Age	Year First Became Director

Orson Oliver	73	2005
Chairman of the Board and interim Chief Executive Officer

Albert Cozzi	70	2006
Director

Ronald Strecker	58	2013
Director

Sean Garber	49	2014
President and Vice Chairman

Vince Tyra	50	2014
Director

William Yarmuth	64	2014
Director

Nominees for Directors

ORSON OLIVER has been our director since 2005, our Chairman of the Board since 2012 and our interim Chief Executive Officer since 2013. He is currently an independent business consultant with over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C. In 1975, he joined the Bank of Louisville as general counsel. In 1985, he became president of the Bank of Louisville. When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky. From his retirement from banking in 2004 until 2015, Mr. Oliver worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area; he became that company's General Counsel in 2015. From May 2004 through December 2011, Mr. Oliver also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania. Mr. Oliver has been a member of the board of directors of the Al J. Schneider Company since February 2004. Beginning in 2013, Mr. Oliver also serves as a director of the Bankers' Bank of Kentucky.

ALBERT A. COZZI has been our director since 2006. Since February 2006, Mr. Cozzi has been a partner with Cozzi Consulting Group, a start-up consulting business, marking the re-entry of Mr. Cozzi into the scrap industry following a two-year non-compete agreement he had with his former employers at Metal Management, Inc. From July 1999 to January 2004, Mr. Cozzi served as the chief executive officer of Metal Management, Inc. headquartered in Chicago, Illinois, and one of the largest full service metals recyclers in the United States. From December 1997 to June 1999, Mr. Cozzi served as the president and chief operating officer of Metal Management, Inc. From 1963 to 1997, Mr. Cozzi held various positions with Cozzi Iron & Metal, originally located in Chicago, Illinois, before its merger with Metal Management, Inc., including president from 1990 to 1997. Mr. Cozzi received an M.B.A. from the University of Chicago.

RONALD STRECKER has been our director since 2013. Mr. Strecker has been the Chief Financial Officer at the Al J. Schneider Company since January 2007 where he is responsible for financial operations and strategic planning for all of the company’s holdings. Mr. Strecker also oversees all technology planning for the Al J. Schneider Company including all investments in infrastructure, enterprise applications, and guest-facing technologies. Mr. Strecker has over 30 years of finance experience which includes experience with independent and chain properties, a variety of ownership structures, and organizational cultures. Mr. Strecker’s career started with 11 years working for Hyatt Hotels in Louisville, Dallas, Austin, and Kansas City. Before joining the Al J. Schneider Company in 2007, Mr. Strecker spent 10 years with the Colonial Williamsburg Foundation starting as the Hotels Controller and later becoming Director of Finance. Mr. Strecker graduated with a bachelor’s degree in hotel and restaurant management from James Madison University in Harrisonburg, Virginia.

SEAN GARBER has been our director since 2014, serving as Vice Chairman since August 6, 2014. Mr. Garber has been our President since December 2013. Mr. Garber is also President of Algar, Inc. ("Algar"), a company specializing in the sale of new and used auto parts, as well as in automobile and metal recycling. He has served as Algar's Chief Executive Officer since 2005. Before joining Algar, Mr. Garber owned Riverside Mortgage, Inc., a residential mortgage brokerage company, which he sold in 2006. Before Riverside Mortgage, Inc., Mr. Garber owned and operated CMJ Ventures, LLC, a trademarked and licensed apparel business. Mr. Garber served as the Company’s President from 1997 to 2000. For information regarding the Company's appointment of Mr. Garber as President, please see the information regarding the Management Agreement, Irrevocable Proxy, and Garber/Oliver Agreement set forth in the section of this proxy statement titled, "Voting Securities."

VINCE TYRA has been our director since 2014. Mr. Tyra has been President of ISCO Industries ("ISCO"), a global, customized piping solutions provider based in Louisville, Kentucky, since 2013. Before his position at ISCO, Mr. Tyra was a Managing Partner at Southfield Capital, a private investment firm based in Greenwich, Connecticut, where he joined in 2007. Mr. Tyra continues to be an Operating Partner with Southfield Capital, serves on the firm's investment committee and is a board member of various Southfield Capital portfolio companies. Before Southfield Capital, Mr. Tyra was CEO of Broder Bros., Co., a wholesale distributor of imprintable activewear. Before joining Broder, Mr. Tyra served as President of Retail and Activewear at Fruit of the Loom. Previous to Fruit of the Loom, Mr. Tyra was a principal investor and Executive Vice President of TSM, a Louisville, Kentucky based wholesale distributor of activewear. Mr. Tyra became a member of the board of directors of the Al J. Schneider Company in 2015.

WILLIAM YARMUTH has been our director since 2014. Mr. Yarmuth has been the Chairman and Chief Executive Officer at Almost Family Inc. ("Almost Family"), a Louisville, Kentucky-based provider of a range of Medicare-certified home health nursing services to patients in need of recuperative and other care, since 1992. Mr. Yarmuth has been a director of Almost Family since 1991, when the company acquired National Health Industries, where Mr. Yarmuth was Chairman, President and Chief Executive Officer.

Except as disclosed above, none of the directors holds another directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended. None of our directors has any family relationship with any of our other directors or executive officers.

Director Qualifications

When considering whether the nominees have the experience, qualifications and skills to enable the Board to satisfy its oversight responsibilities effectively and provide the Board with experience in a wide variety of areas, the nominating committee focused primarily on the information discussed in each director's individual biographies set forth above. The following are the conclusions reached by the nominating committee with regard to each nominee.

With regard to Mr. Oliver, the nominating committee considered his past experience as an attorney with the U.S. Treasury Department in Washington D.C., his past presidency of the Bank of Louisville and his work as an independent general business consultant for PNC Bank. With regard to Mr. Cozzi, the nominating committee considered his extensive experience in the metallic scrap industry, and his direct operational experience in the industry. These experiences bring a unique perspective to our Board. With regard to Mr. Strecker, the nominating committee considered his years of experience as Chief Financial Officer of a large company. With regard to Mr. Garber, the nominating committee considered his experience in the automotive and metal recycling industry. With regard to Mr. Tyra, the nominating committee considered his experience in growth management and his experience in an investment firm. With regard to Mr. Yarmuth, the nominating committee considered his experience as Chairman and Chief Executive Officer at Almost Family, Inc.

Governance

A majority of our directors are independent. We combined the roles of Chairman of the Board and Chief Executive Officer in 2013. The Board appointed Mr. Oliver as Chairman of the Board in May 2012 due to his legal and financial background as well as his previous work on the Board and as Audit Committee Chairman. On June 14, 2013, the Board appointed Mr. Oliver as interim President and interim Chief Executive Officer. Mr. Oliver's legal and financial background as well as his knowledge and experience with the Company make Mr. Oliver capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Oliver does not receive any salary from the Company; he receives fees as a director of the Company. Our day to day operations are managed by Sean Garber who was appointed as President by the Board on December 2, 2013 in connection with a Management Services Agreement. We recognize that different Board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies at all times. We believe our current Board leadership structure is optimal given its current composition.

The Board has not appointed a lead independent director.  Currently, the Board membership consists of six directors, four of whom are independent.  All of the independent directors are able to meet regularly in executive sessions without management to discuss the development and strategy of our Company.  These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our interim Chief Executive Officer and our President.  Therefore, the Board has determined that a lead independent director is not necessary at this time.  As the composition of the Board changes or grows in the future, the Board of Directors may reevaluate the need for a lead independent director.

Our executive officers, especially the President, have the primary responsibility for risk management within our Company. Our Board of Directors oversees risk management to ensure the processes designed and implemented by our executives are adapted to and integrated with the Company's strategy and are functioning as directed. The primary means by which the Board oversees our risk management structures and policies is through its regular communications with management. We believe that our leadership structure is conducive to comprehensive risk management practices and that the Board's involvement is appropriate to ensure effective oversight.

During 2015, the Board held four duly called board meetings. In 2015, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members. Additionally, the Board held 11 conference calls during 2015 to discuss various company matters.

The members of the Compensation Committee are Messrs. Cozzi and Yarmuth. The Compensation Committee is responsible for making recommendations to the Board regarding salaries and bonuses that we pay to our executive officers. This committee held one duly called meeting and held one conference call in 2015. This committee does not have a chairperson. All functions of the Compensation Committee are performed by the committee as a whole. However, the Compensation Committee confers with our interim Chief Executive Officer and President to obtain additional input for the committee's decision-making process and recording our processes and procedures for determination of executive and director compensation, including the scope of authority of the Compensation Committee, the extent to which the Compensation Committee may delegate any authority, and any role of executive officers in determining or recommending the amount or form of executive and director compensation. The Compensation Committee has delegated to our President decisions regarding employee compensation. None of our executive officers served as a member of the Compensation Committee of another entity. Our Compensation Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

The Audit Committee confers with our independent registered public accounting firm regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with the independent accountants to review the adequacy of our accounting principles, financial controls and policies. The Audit Committee met four times in 2015. The members of the Audit Committee are Messrs. Cozzi, Strecker and Tyra. Mr. Strecker is the chairperson of this committee. All current members of the Audit Committee are independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards and the Audit Committee Qualifications of Rule 5605(c)(2). The Board of Directors has determined that Mr. Strecker is qualified as an "audit committee financial expert" based on a thorough review of his education and financial experience. Our Audit Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

The Nominating Committee has the power to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and shareholder proposals (including director nominees) received from shareholders at our principal executive offices for inclusion in the proxy statement for the following year's annual shareholder meeting. The Nominating Committee's charter directs the Nominating Committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors. The Nominating Committee has the authority to engage a third party search firm to assist in identification of candidates, but did not do so with respect to the current nominees.

Upon identifying a candidate for initial consideration, one or more members of the Nominating Committee would interview the candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating Committee members (individually or as a group), meet our interim Chief Executive Officer and other executive officers and ultimately meet many of the other directors. The Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.

The Nominating Committee utilizes a subjective analysis to identify and analyze candidates that it proposes for nomination as directors, including but not limited to, highest personal and professional ethics and integrity, general business knowledge, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that we require. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Nominating Committee considers diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees.

In March 2016, the Board adopted amended and restated by-laws which include the procedures by which shareholders may recommend nominees to our Board of Directors described below. These procedures differ from our previous procedures in that they set forth specific criteria and time periods for director nominations.

The Nominating Committee considers recommendations for Board of Directors candidates submitted by shareholders, provided that the recommendations are made in accordance with the procedure for director candidates nominated by shareholders required under our by-laws and described in this proxy statement under the heading “Shareholder Proposals and Nominations of Board Members for the 2017 Annual Meeting.” The Nominating Committee will use the same criteria it applies to recommendations from its committee, directors or members of management. Shareholders may submit recommendations by writing to the Nominating Committee as follows: Nominating Committee, c/o Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

The members of the Nominating Committee are Messrs. Cozzi, Strecker and Tyra. This committee does not have a chairperson. The Nominating Committee did not meet in 2015. Our Nominating Committee has a written charter, which is available on our website at www.isa-inc.com under Investors.

Neither the Board nor the Nominating Committee has implemented a formal policy regarding director attendance at the annual meeting of shareholders. Typically, the Board holds its annual organizational meeting immediately following the annual meeting of shareholders, which results in most directors being able to attend the annual meeting of shareholders. In 2015, all of the Company's directors attended the annual meeting of shareholders, except Mr. Yarmuth.

The Executive Committee is one to which the Board of Directors may direct or delegate all or part of the duties and powers of the Board of Directors subject to any restrictions under the laws of the State of Florida. When so designated, the Executive Committee shall have the authority to act in the place and stead of the Board of Directors. The Board appoints members to the Executive Committee as needed. Messrs. Cozzi and Oliver make up the Executive Committee. The Executive Committee held no meetings and took no actions during 2015.

During 2015, the Board of Directors formed a Special Committee of independent directors to evaluate and make a recommendation to the Board of Directors with respect to any business combination transaction with Algar. The members of the Special Committee are Messrs. Tyra, Cozzi and Yarmuth. Mr. Tyra serves as the Chair of the Special Committee. The Special Committee met two times during 2015.

The Board of Directors has adopted our Code of Ethics for the Chief Executive Officer and Financial Executives, which is available on our website at www.isa-inc.com under Investors. The Company will post any waivers to the Code of Ethics to our website. Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Industrial Services of America, Inc., 7100 Grade Lane Louisville, KY 40213 or by a secure e-mail via our website at www.isa-inc.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders must furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Forms 5 were required, all Section 16(a) filing requirements applicable to all of our officers, directors and greater than 10% shareholders were timely complied with during 2015 with the following exception: Alan Schroering did not file a timely Form 4 for the issuance to him of 1,218 shares of Company common stock as bonus compensation on January 6, 2015; he subsequently reported the transaction on a Form 5 which was not timely filed. We have informed each reporting person of their filing obligations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

ITEM II. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Mountjoy Chilton Medley LLP as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2016. This selection will be presented to shareholders for ratification at the annual meeting. If the shareholders fail to ratify this selection, the Audit Committee will reconsider the matter of the selection of the independent registered public accountants. One or more representatives of Mountjoy Chilton Medley LLP are expected to be present and available to answer questions at the annual meeting. We will deem the selection of Mountjoy Chilton Medley LLP ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. We will not count abstentions and broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome of the proposal.

The Board will present the following resolution to the meeting:

“RESOLVED, that the selection by the Audit Committee of the Board of Directors of Mountjoy Chilton Medley LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2016 is ratified.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM MOUNTJOY CHILTON MEDLEY LLP.

ITEM III. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to give our shareholders an opportunity to vote, on an advisory (non-binding) basis, regarding the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

As discussed in this proxy statement, the objectives of our executive compensation program are:

•	To recruit, retain and motivate highly qualified executives for the Company;

•	To differentiate compensation based on individual responsibilities and performance;

•	To align the interests of the Company's executive officers with the Company's shareholders in long-term shareholder value creation; and

•	Avoid unnecessary or excessive risk taking that could harm the long-term value of the Company.

     We encourage you to carefully review the Executive Compensation Discussion and Analysis, tabular compensation disclosures and related narrative disclosures of this proxy statement. The Board of Directors believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders. In accordance with Section 14A of the Securities Exchange Act, shareholders may vote to approve or not approve the resolution below on the compensation of the Company's Named Executive Officers:

RESOLVED, that the shareholders approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure set forth under the caption Executive Compensation Discussion and Analysis of the proxy statement for the 2016 annual meeting of shareholders, pursuant to Regulation S-K Item 402(m) through (q).
Although the vote is advisory in nature and therefore not binding on the Company, the Board and the Compensation Committee will review the voting results. The Board and the Compensation Committee will consider the compensation paid to the Company's executive officers approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. We will not count abstentions or broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome. If there are a significant number of negative votes, the Compensation Committee will seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

ITEM IV. APPROVAL OF AMENDMENT TO THE 2009 LONG TERM INCENTIVE PLAN AND ONE-TIME STOCK OPTION EXCHANGE FOR OUR CHIEF FINANCIAL OFFICER

We are seeking shareholder approval of an amendment to our 2009 Long Term Incentive Plan (the "2009 Plan") to provide that a repricing or exchange of stock options would require shareholder approval and a one-time stock option exchange by our Chief Financial Officer. If implemented, the one-time stock option exchange would allow us to cancel 170,000 stock options currently held by our Chief Financial Officer in exchange for a grant of 90,000 restricted stock units having the terms described below. Shareholder approval is required for this proposal under the NASDAQ listing rules, and the 2009 Plan currently does not allow for repricings or exchanges of any kind. If our shareholders approve this proposal to amend our 2009 Plan and the stock option exchange, the Board intends to commence the exchange as soon as practicable after the annual meeting. If our shareholders do not approve this proposal, the exchange will not take place.

Unless the restricted stock units are forfeited pursuant to the 2009 Plan or the agreement under which they are issued, the restricted stock units would vest as follows if and to the extent that our Chief Financial Officer remains employed by the Company through each of the following dates: (i) on July 1, 2016, 50.00% (45,000) of the restricted stock units would vest and become nonforfeitable; (ii) on December 31, 2016, 12.50% (11,250) of the restricted stock units would vest and become nonforfeitable; (iii) on June 30, 2017, 12.50% (11,250) of the restricted stock units would vest and become nonforfeitable; (iv) on December 31, 2017, 12.50% (11,250) of the restricted stock units would vest and become nonforfeitable; and (v) on June 15, 2018, 12.50% (11,250) of the restricted stock units would vest and become nonforfeitable. All of the restricted stock units would immediately vest upon a change in control of the Company. Vesting may also be accelerated in certain cases upon the death or disability of our Chief Financial Officer.

Our stock price has experienced a significant decline since late 2014 due in large part to challenging metal commodity markets, ferrous metal recycling markets, and other macro-economic factors in the industry which has adversely affected our financial results. We have taken a number of actions since the options were issued to our CFO to transform and reinvigorate our business and improve our performance. However, our efforts have not yet had a significant impact on our stock price, which remains at a relatively low level. Consequently, our Chief Financial Officer holds a significant number of stock options with exercise prices that greatly exceed both the current market price of ISA common stock and the average market price of our stock over the last 12 months. Further, there can be no assurance that our efforts to transform and reinvigorate our business and improve our performance will ultimately result in significant increases in our stock price in the near-term, if at all. Thus, the Board and the Compensation Committee believe these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide. The Board and the Compensation Committee believe the option exchange is an important component to our strategy to align management and shareholder interests through our equity compensation programs. We believe that the option exchange program is important for the Company because it will permit us to:

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Provide renewed incentives to our Chief Financial Officer. As of March 25, 2016, 100% of the outstanding stock options that are issued to our Chief Financial Officer were underwater. The weighted average exercise price of these underwater options was $5.94 as compared to $2.82 closing price of our common stock on March 24, 2016. As a result, these stock options do not currently provide any meaningful retention or incentive value to our Chief Financial Officer. We believe the option exchange will enable us to enhance shareholder value by aligning the interests of our CFO more fully with the interests of our shareholders.

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Reduce our total number of outstanding options, or “overhang,” represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our CFO. These underwater stock options currently create an equity award overhang to our shareholders of approximately 170,000 shares. By replacing the eligible options with restricted stock units, our overhang will be decreased.

If our shareholders do not approve the plan amendment and the one-time option exchange, eligible options will remain outstanding and in effect in accordance with their existing terms. Regardless of whether or not the stock options are cancelled, we will continue to recognize compensation expense for these eligible options, even though the options may have little or no retention or incentive value.

While the terms of the option exchange are expected to be materially similar to the terms described in this proposal, the Board and Compensation Committee may change the terms of the one-time option exchange in their sole discretion to take into account a change in circumstances, as described below, and may determine not to implement the option exchange even if shareholder approval is obtained; provided that exchanges of options other than the 170,000 stock options referenced herein that are held by our CFO, would require additional shareholder approval.

The eligible options surrendered for exchange will be cancelled and all shares of common stock that were subject to such surrendered options will again become available for future awards under the 2009 Plan.

Currently, the 2009 Plan does not allow for repricing or exchange of options, as contemplated by the stock option exchange. The shareholders may vote to approve or not approve the resolution below on the one-time stock option exchange and the adoption of an amendment to the 2009 Plan to allow for repricing or exchange of options under the 2009 Plan:

RESOLVED, that the shareholders approve a one-time option exchange by the Company's Chief Financial Officer, as described in the proxy statement for the 2016 annual meeting of shareholders, and the amendment to subsection 2.6 of the Company’s 2009 Long Term Incentive Plan, which subsection as amended will read in its entirety as follows:

2.6 NO REPRICING, CANCELLATION, OR EXCHANGE OF OPTIONS WITHOUT SHAREHOLDER APPROVAL.    Notwithstanding any other provision of the Plan to the contrary, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant, except for adjustments pursuant to subsection 4.2(e) relating to adjustment of shares, unless such a decrease is first approved by the Company’s shareholders. This includes, without limitation, a repricing of any outstanding Option as well as an Option exchange program whereby the Participant agrees to cancel or exchange an existing Option for the grant of a new Award with a lower (or no) purchase price.

          The shareholders adopted the 2009 Plan in 2009. In 2010, the shareholders approved an increase in the available shares under the 2009 Plan to 2,400,000. The only action you are being asked to take with respect to the 2009 plan is approval of the amendment to Section 2.6 as described above.

A summary of the material provisions of the 2009 Plan, as amended to date, is set forth below and is qualified in its entirety by reference to the 2009 Plan set forth in Annex A.

The purpose of the 2009 Plan is to:

•	motivate participants, by means of appropriate incentives, to achieve long-range corporate goals;

•	attract and retain persons eligible to participate in the 2009 Plan;

•	provide incentive compensation opportunities that are competitive with those of similar companies; and

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further align participants’ interests with those of our shareholders through compensation that is based on stock and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term shareholder return.

To achieve these objectives, the 2009 Plan provides for the grant of the following awards:

•	non-qualified and incentive stock options;

•	stock appreciation rights, known as SARs; and

•	other stock awards including stock units, restricted stock units, performance shares, performance units, and restricted stock.

Who is eligible to participate in the 2009 Plan?

          The Compensation Committee may grant one or more awards to participants comprised of our employees, including our officers, our directors and consultants who are natural persons. Consultants must provide bona fide services to us, and the services may not be in connection with the offer or sale of our securities in a capital-raising transaction, and such services do not directly or indirectly promote or maintain a market for our securities. As of March 31, 2016, we had 76 active employees. The committee will determine the specific employees who will receive awards under the 2009 Plan and the type and amount of any such awards.

What types of awards may be granted?

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OPTIONS. The committee may grant options under the 2009 Plan to purchase stock which may be either non-qualified stock options or incentive stock options. The purchase price of a share of stock under each option shall not be less than the fair market value of a share of stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the committee. The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise. The purchase price shall be payable in cash. The committee may impose such conditions, restrictions, and contingencies on stock acquired pursuant to the exercise of an option as the committee determines to be desirable.

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STOCK APPRECIATION RIGHTS. The committee may grant a stock appreciation right in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the committee. The exercise price may not be less than 100% of the fair market value of the stock at the time the SAR is granted. Such excess amount shall be payable in stock, in cash, or in any combination thereof, as determined by the committee.

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OTHER STOCK AWARDS. The committee may grant stock units, (a right to receive stock in the future), performance shares (a right to receive stock or stock units contingent upon achievement of performance or other objectives), performance units (a right to receive a designated dollar amount of stock contingent on achievement of performance or other objectives) and restricted stock and restricted stock units (a grant of stock and the right to receive stock in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant or the achievement of performance or other objectives, as determined by the committee). Any such award shall be subject to such conditions, restrictions and contingencies as the committee determines.

What performance goals may be used for “performance-based compensation” awards?

          A federal income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute “performance-based compensation” may not count toward the $1 million limit. The committee may designate any award described in the preceding paragraphs as intended to be “performance-based compensation.” Any awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Internal Revenue Code. The performance goals that we may use for such awards shall be based on any one or more of the following performance measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity, shares outstanding, investments, assets or net assets.

Who administers the 2009 Plan?

          The 2009 Plan is administered by a committee selected by the Board and consisting solely of two or more outside members of the Board. If the committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2009 Plan that would otherwise be the responsibility of the committee. As of the date of this proxy statement, the committee is the Compensation Committee currently comprised of Albert Cozzi and William B. Yarmuth.

What is the authority of the committee?

          The committee will have the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and subject to certain limits, to cancel or suspend awards. The committee will have the authority and discretion to interpret the 2009 Plan, to establish, amend, and rescind any rules and regulations relating to the 2009 Plan, to determine the terms and provisions of any award agreement made pursuant to the 2009 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2009 Plan. Any interpretation of the 2009 Plan by the committee and any decision made by it under the 2009 Plan is final and binding on all persons. Except to the extent prohibited by applicable law, its committee charter or the applicable rules of a stock exchange, the committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

What are the limits on awards under the 2009 Plan?

          Currently, the maximum number of shares of common stock that participants and their beneficiaries may receive under the 2009 Plan is 2,400,000. To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2009 Plan.

          The 2009 Plan also contains the following specific limits:

•	the aggregate number of shares of stock that the committee may grant to any one individual in any calendar-year period in the form of options and SARs is 150,000;

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the number of shares of stock that the committee may issue for stock unit, restricted stock, restricted stock unit, and performance share awards that are intended to be performance-based compensation granted to any one individual during any calendar-year period is 150,000; and

The shares of stock with respect to which the committee may grant awards under the 2009 Plan shall be shares currently authorized but unissued, shares currently held or that we subsequently acquire as treasury shares, to the extent permitted by law, and shares purchased in the open market or in private transactions. A participant who receives shares of stock awarded under the 2009 Plan must hold those shares for six months before the participant may dispose of such shares. The committee may settle an award under the 2009 Plan in cash rather than stock. The closing price with respect to the stock on April 14, 2016 was $2.40 per share.

          In the event of a corporate transaction involving us including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the committee may include:

•	adjustment of the number and kind of shares that the committee may deliver;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options and SARs; and

•	any other adjustments that the committee determines to be equitable.

          Except as otherwise provided by the committee, awards under the 2009 Plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

What happens to awards upon a change in control?

          Generally, the committee may provide under the terms of any award that upon a change in control, as defined in the 2009 Plan, all outstanding options and SARs will become fully exercisable and all stock units, restricted stock, restricted stock units and performance shares will become fully vested.

What is the duration of the 2009 Plan?

          The 2009 Plan will continue in effect until terminated by the Board; provided, however, that no award may be granted under the 2009 Plan after the ten-year anniversary of the effective date of the 2009 Plan. However, any awards that are outstanding after the 2009 Plan termination will remain subject to the terms of the 2009 Plan.

May we amend or terminate the 2009 Plan?

          The Board may, at any time, amend or terminate the 2009 Plan, provided that no amendment or termination may, in the absence of consent to the change by the affected participant, adversely affect the rights of any participant or beneficiary under any award granted under the 2009 Plan prior to the date the Board adopts such amendment. However, no amendment may increase the limits on shares, decrease the minimum option or SAR exercise price, or modify the restrictions on repricing without shareholder approval.

What is the income tax treatment of awards under the 2009 Plan?

          The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2009 Plan based on current federal income tax rules.

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NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the stock acquired over the exercise price for those shares, and we have the right to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

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INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, our employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code. The excess of the fair market value of the stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the participant exercises the incentive stock option.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as long-term capital gain and we will have the right to a corresponding tax deduction. A participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of the excess of the fair market value of the stock on the date of exercise over the exercise price, or the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will have the right to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no ordinary income, and the participant will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

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STOCK APPRECIATION RIGHTS. The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of stock received will be taxable to the participant as ordinary income and we will have the right to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

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PERFORMANCE SHARES AND PERFORMANCE UNITS. A participant who the committee granted a performance share award or performance unit award will not realize taxable income at the time of grant and we will not have the right to a corresponding deduction. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares. We will have the right to a corresponding tax deduction.

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RESTRICTED AND OTHER STOCK. A participant to whom the committee has granted a restricted stock award will not realize taxable income at the time of grant and we will not have the right to a corresponding deduction, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and we will have the right to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will have the right to a corresponding tax deduction. A participant may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award in an amount equal to the fair market value at the date of grant, and to have the applicable capital gain holding period commence as of that date. If the participant makes this election, we will have the right to a corresponding tax deduction.

Will we withhold tax under the 2009 Plan?

          We will withhold amounts from participants to satisfy withholding tax requirements. Subject to guidelines established by the committee, participants may have stock withheld from awards or may tender stock to us to satisfy tax withholding requirements.

Does the 2009 Plan satisfy the requirements of Section 162(m)?

          Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of our chief executive officer and four other most highly compensated executive officers. Compensation that qualifies as performance-based compensation is not subject to the $1 million limit.

Should a participant in the 2009 Plan seek professional tax advice?

          The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2009 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2009 Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Shares Available for Grant and Options/Warrants Outstanding

          The following information is provided as of March 31, 2016 with respect to our existing compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,172,000	$5.02	1,603,150
Equity compensation plans not approved by security holders	—	—	—
Total	2,172,000	$5.02	1,603,150

Shareholder Approval

We will deem the proposal to amend the 2009 Plan and the one-time stock option exchange for our Chief Financial Officer approved if the majority of the votes cast are in favor of the proposal. We will not count abstentions and broker non-votes as votes cast either for or against the proposal, so they will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

In accordance with SEC regulations, the following table summarizes the compensation awarded to, paid to, or earned by: (i) all persons who served as our principal executive officer during 2015, and (ii) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at December 31, 2015 (collectively, the "Named Executive Officers").

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Orson Oliver	2015	$—	$—	$—	$20,000	(1)	$20,000
Interim CEO	2014	—	221,020	—	23,600	(1)	244,620

Sean Garber	2015	$250,000	$—	$—	$29,747	(2)	$279,747
President	2014	250,000	85,395	428,000	109,340	(2)	872,735

Todd Phillips	2015	$206,000	$60,200	$40,000	$—	(3)	$306,200
CFO	2014	—	472,125	—	—	(3)	472,125

(1) Mr. Oliver was appointed interim CEO in June 2013. He does not receive any compensation for serving in this role. Amounts reflect director's fees earned of $20,000 in each of 2015 and 2014, as well as an amount of $3,600 that reflects Mr. Oliver's personal use of our company vehicle during 2014.

(2) On December 2, 2013, in connection with the Management Agreement, the Company’s Board of Directors appointed Sean Garber as President. Under the Management Agreement, the Company is required to reimburse Algar for the portion of Mr. Garber’s salary that is attributable to Algar’s services under the Management Agreement in an amount not to exceed $20.8 thousand per month, or $250.0 thousand per year plus other expenses. We reimbursed Algar $250.0 thousand for Mr. Garber's salary and $29.7 thousand for expenses incurred by Algar related to the performance of the Management Agreement during 2015. As further described below, Algar was also eligible to receive certain bonuses based on improved operating results of the Company.

(3) Mr. Phillips became our CFO on December 31, 2014 at which time he was awarded certain stock options. Amounts shown under Option Awards represent their aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in determining these values, see Note 12 to our 2015 financial statements. Amounts shown under Non-Equity Incentive Plan Compensation represent a discretionary cash bonus earned by Mr. Phillips during 2015. See Annual Incentive Bonuses section below for further detail.

Compensation Risk Assessment
We have assessed the incentive compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s compensation policies and practices are evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company’s business model.

Interim Chief Executive Officer

Orson Oliver does not receive any compensation in connection with his service as our interim Chief Executive Officer.

Management Services Agreement

For more information related to the compensation of Mr. Garber as President, see the discussion of the Management Agreement on page 6. Other than as required by the Management Agreement, Mr. Garber does not receive any compensation in connection with his service as our President.

Under the Management Agreement, we are required to pay Algar a bonus in an amount equal to 10.0% of any year-over-year increase in the Company’s adjusted pre-tax income (as defined) during the term. Subject to shareholder approval and restrictions on exercisability set forth in the Stock Option Agreement (as defined), the Company granted Algar an option to purchase a total of 1.5 million shares of Company common stock at an exercise price per share of $5.00. At the annual meeting of shareholders of the Company on October 15, 2014, shareholders approved the issuance of these options.

During 2014, the Company’s performance improved substantially, including a reduction of the net loss by $6.5 million.  Under the Algar Management Agreement, we are required to pay Algar a bonus in an amount equal to 10.0% of any year-over-year increase in the Company’s adjusted pre-tax income (as defined) during the term.  Accordingly, we accrued a bonus payable to Algar during 2014 in the amount of $428.0 thousand.  This amount was reduced by $50.0 thousand related to the real estate sale to SG&D Ventures, LLC. The bonus payable was further reduced on August 5, 2015, when the Company entered into a Stock Purchase Agreement with Algar, whereby the Company issued 50.7 thousand shares of its common stock to Algar for aggregate consideration equal to $189.0 thousand based on the fair value of our common stock.  A bonus payable balance of $189.0 thousand, earned in 2014, remained at December 31, 2015.

During the year ended December 31, 2015, Algar did not earn and we did not accrue a bonus.

Compensation Committee Consultant

In January 2011 the Compensation Committee retained Bostonian Group, a Marsh & McLennan Agency Company, to undertake a market assessment and provide trend information on incentive compensation plans. Bostonian Group used Towers Watson Top Management Report (Services: $100M - $449M), Mercer Executive Compensation Survey (General Industry Less Than $500M), and Salary.com Companalyst Survey (General Industry $200M - $500M) as well as a peer group of companies (listed below) to determine the benchmark range of competitive salaries and incentives from which to determine the appropriate salaries and incentives for the Company's executives and senior managers. The market composite was calculated from the 25th, 50th and 75th percentiles of the aggregate peer group data and the three published surveys, with each weighted 25%. Bostonian Group also provided a summary of the peer group prevalent compensation practices, including merit increases, promotions, market adjustments, and target cash and equity incentives. Bostonian Group identified the group of public companies as the peer group that was similar to the Company (Avalon Holdings Corp, Casella Waste Systems Inc, Ceco Environmental Corp, Davey Tree Expert Co, Heritage-Crystal Clean Inc, Homeland Security Capital CP, Metalico Inc, Perma-Fix Environmental Svcs, Schnitzer Steel Inds, Team Inc, TRC Cos Inc, Unvl Stainless & Alloy Prods, US Ecology Inc, Versar Inc, Waste Connections Inc, Waste Management Inc, Waste Services Inc, WCA Waste Corp) in one or more of the following ways:

•	Operate in the scrap metal, waste management, recycling or related environmental services industries;

•	Reported revenue ranging from $36 million to $562 million in their most recent fiscal year; and

•	Employ executives in positions similar to those of the Company's senior management.

The Compensation Committee subsequently retained a second consultant, RS Finance & Consulting, LLC, to supplement Bostonian Group's data by identifying additional public companies with gross margins and number of employees that were similar to those of the Company, and analyzing the compensation practices of those companies. At the request of our President, RS Finance & Consulting updated its data in connection with the negotiation of our CFO's employment agreement in 2014.

Executive Employment Agreement and Stock Option Agreements with Chief Financial Officer

On December 31, 2014, in connection with the hiring of a new Chief Financial Officer, our President negotiated and we entered into an Executive Employment Agreement with Mr. Phillips having successive one-year terms, which are automatically extended unless earlier terminated by either party in accordance with the agreement.

Our CFO’s annual base salary increased from an annual rate of $200,000 to an annual rate of $220,000 on July 1, 2015. Our CFO is eligible to receive an annual bonus with a target of 50% of his then-current annual base salary. The Company’s President may determine, in his sole discretion, whether the CFO will receive an annual bonus.

     At the time of entry into his employment agreement, we entered into two Stock Option Agreements with our CFO, dated December 31, 2014 and January 2, 2015, respectively. Under these agreements, our CFO received a grant of an aggregate of 170,000 non-incentive stock options which vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three-year anniversary of the grant date. The stock option agreement dated December 31, 2014 granted our CFO 150,000 stock options at an exercise price per share of $5.97. The stock option agreement dated January 2, 2015 granted our CFO 20,000 stock options at an exercise price per share of $5.71. The exercise price per share of the options is equal to the fair market value of the Company’s common stock on the grant date.

The stock options were granted pursuant to the Company’s 2009 Long Term Incentive Plan. The stock options expire immediately and automatically on the earliest to occur of (a) the date which is the fifth anniversary of the grant date, (b) the date upon which Mr. Phillips’ service is terminated for Cause, (c) the date which is the first anniversary of Mr. Phillips’ death or permanent disability, or (d) the date which is three months after the date of Mr. Phillips’ termination of service with the Company.

Base Salary

When determining base salary levels for senior management, we evaluate base salary levels of similar positions in the group of our selected peer companies. Base salaries reflect an executive's roles and responsibilities and recognize and reward individual skills, experience and sustained job performance.

Under Mr. Phillips’s executive employment agreement, his base salary was $200.0 thousand per year until June 30, 2015, at which time his salary increased to $220.0 thousand per year.

Annual Incentive Bonuses

The Company's annual incentive compensation plan is a cash-based, pay-for-performance incentive plan. The plan covers executives and certain other personnel as determined by the Compensation Committee and the Company's President. The incentive compensation plan rewards the achievement of certain corporate operating and financial targets set by the Compensation Committee at the beginning of each year.

The Compensation Committee may also establish individual performance goals for executives and other employees in connection with annual incentive compensation. We paid approximately $46.2 thousand of bonuses to non-executive employees in December 2015 related to 2015 performance.

During 2015, metal commodity market conditions deteriorated significantly, which had an adverse effect on the Company’s liquidity. As a result, the Company took significant steps to improve liquidity and pay down debt, including the sale of substantially all assets of the Company’s waste services segment and, in early 2016, the refinance of the Company’s working capital line of credit. In recognition of the efforts associated with these actions, the Board believed it to be appropriate to award Mr. Phillips with a discretionary bonus earned during 2015 and paid in 2016 of $40,000.

Long Term Incentive Plan

Long-term incentive compensation opportunities may be performance-based. Long-term incentives provided by the Company may consist of equity awards based on achievement of certain corporate targets. The Company may award long-term incentives in the form of restricted stock, stock options and other forms of equity incentives as more fully described in the Company's 2009 Long-Term Incentive Plan. Equity-based performance awards provide an adequate incentive to management to perform well for shareholders. In addition, equity awards have been an effective means of attracting and retaining management talent.

Long-term incentive plans are designed to ensure that incentive compensation reflects the growth and profitability of the Company. Each of the equity-based awards offered by the Company is intended to reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align management's interests with shareholders' interests.

Stock Options and Restricted Stock Units ("RSU")

The Company awards stock options and RSUs because it believes they serve a valuable purpose in aligning management's interests with shareholders' interests. Because stock options and RSUs generally vest over time, they serve not only as an incentive for superior performance, but also as a retention device. The Company generally receives an income tax deduction when an executive exercises a stock option or when the RSUs vest.

Perquisites

The Company provides certain members of management various perquisites that are provided by similar companies throughout the industry and include health, dental, vision, life and disability insurance and in the case of some Named Executive Officers, car allowances. We furnish these benefits to provide an additional incentive for our management and to remain competitive in the general marketplace for managerial talent.

Retirement and Other Benefits

Our CFO is eligible to participate in the retirement and benefit programs described below. The Compensation Committee reviews the overall cost to the Company of the various programs generally when changes are proposed. The Compensation Committee believes the benefits provided by these programs are important factors in attracting and retaining executive officers, including the Named Executive Officers.

401(k) Savings Plans

Our CFO is eligible to participate in our defined contribution retirement plan under Section 401(k) of the Internal Revenue Code on the same basis as all other eligible employees. Eligible employees may contribute 100.0% of their annual salary to meet the IRS limit of $18,000. In an effort to decrease expenses, we suspended the employee match under the plan for an undetermined period of time effective March 1, 2014.

Health and Welfare Plan

We share or pay for the cost of medical, dental, vision, basic life insurance and disability benefits with all eligible full-time regular employees. Our CFO is eligible to participate in these benefits on the same basis as all other employees, unless otherwise specified in an individual employment contract.

Compensation Recovery

We expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that the SEC is expected to issue under that Act. We have elected to wait until the SEC issues guidance about the proper form of a clawback policy before formulating our policy.

Termination and Change of Control Agreements

Algar Management Agreement

Under the Management Agreement and the related Stock Option Agreement, if Algar’s services are terminated for cause before the expiration date, then the Company will pay any management fee accruing through the date of termination, and all stock options will terminate unexercised.

If the Company terminates Algar’s services without cause or Algar resigns for good reason then the Company must pay Algar the management fee through the date of termination and any portion of the Bonus (as defined) that is due and payable at the time of termination, the stock options will remain outstanding subject to the terms of the Stock Option Agreement.

If Algar resigns without good reason, then the Company must pay the management fee through the date of termination and any portion of the Bonus that is due and payable. Algar must refund fifty percent (50%) of all Bonus payments received by it.

If Algar terminates the agreement following a Change of Control Transaction (as defined), then the Company must pay to Algar the management fee accruing through the date of closing of the Change of Control Transaction and any portion of the Bonus that is due and payable at the time of termination.
CFO Employment Agreement and Retention Agreement

If our CFO’s employment is terminated by the Company without “Cause” or due to his resignation for “Good Reason”, he will be entitled to the continued payment of his base salary and COBRA premiums for twelve months following such termination. Our CFO’s receipt of the payments and benefits described in this paragraph is contingent on his execution and non-revocation of a release of claims in favor of the Company.

Following the termination of our CFO’s employment with the Company, he is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment.

Under a Retention Agreement with our CFO dated as of March 25, 2016, under which we would pay our CFO bonuses of $100.0 thousand and $125.0 thousand on each of December 31, 2016 and December 31, 2017, respectively, as long as he remains employed with the Company on those dates, if our CFO's employment is terminated without Cause or for Good Reason (as defined) (i) during 2016, we are required to pay him an amount equal to $100.0 thousand times the quotient of the number of full months he is employed during 2016 divided by 12, and (ii) during 2017, we are required to pay him an amount equal to $125.0 thousand times the quotient of the number of full months employed in 2017 divided by 12.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table provides information with respect to outstanding equity awards for each Named Executive Officer as of December 31, 2015.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Orson Oliver (1) Interim CEO	86,000	—	$4.68	May 16, 2019

Sean Garber (2) President	30,000	—	$5.40	October 15, 2019

Todd Phillips (3) CFO	50,000	100,000	$5.97	December 31, 2019

Todd Phillips (4) CFO	—	20,000	$5.71	January 2, 2020

(1)
Mr. Oliver was awarded 86,000 options to purchase shares of our common stock on July 1, 2009. The market value of the stock options is based on a closing price of $4.68 per share on grant date. These shares were fully vested on the grant date.

(2)
Mr. Garber was awarded 30,000 options to purchase shares of our common stock on October 15, 2014. The market value of the stock options is based on a closing price of $5.40 per share on grant date. These options vested on October 15, 2015.

(3)
Mr. Phillips was awarded 150,000 options to purchase shares of our common stock on December 31, 2014. The market value of the stock options is based on a closing price of $5.97 per share on grant date. These options vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three year anniversary of the grant date.

(4)
Mr. Phillips was awarded 20,000 options to purchase shares of our common stock on January 2, 2015. The market value of the stock options is based on a closing price of $5.71 per share on grant date. These options vest over a three-year period, with 1/3 vesting on the first anniversary of the grant date and 1/6 vesting every six months thereafter until the three year anniversary of the grant date.

2015 Director Compensation Table

The following table summarizes the compensation earned by or awarded to each director, other than a Named Executive Officer, during 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)	All Other Compensation ($)		Total ($)

Albert Cozzi	$32,000	$—	$—		$32,000
Francesca Scarito	20,000	—	25,000	(2)	45,000
Ronald Strecker	28,000	—	—		28,000
Vince Tyra	28,000	—	—		28,000
William Yarmuth	19,000	—	—		19,000

(1)
The amount reflects fees of $5,000 per Board meeting, $2,000 per compensation committee and $2,000 per Audit Committee meeting and retainer and hourly fees payable for Special Committee service for those directors attending in person or video conferencing and assigned to the respective committee. See also the "Executive Compensation Discussion and Analysis" section for a discussion of Sean Garber's and Orson Oliver's compensation. In addition to serving as our Chairman, Mr. Oliver also serves as our interim CEO. In addition to serving as our Vice Chairman, Mr. Garber serves as our President.

(2)
Amount paid to RS Finance & Consulting, LLC in accordance with consulting work provided to the Company in 2015, as requested by the President. Ms. Scarito resigned as a director effective December 15, 2015.

The Company's Board compensation policy is to provide for payments to Board members of $5,000 per Board meeting and $2,000 per committee meeting for the Nominating, Audit and Compensation Committees. For service on the Board’s Special Committee, the Chairman of that committee receives a monthly retainer of $3,750 per month, and other members of that committee receive $250 per hour.

The Board held 11 calls during 2015 and the members received no compensation for those meetings. The Board has not established a policy regarding compensation for telephonic meetings.

The Compensation Committee expects to determine fees for all non-employee Directors elected to serve until 2017 at the first regular meeting of the Board following the annual shareholder meeting on June 15, 2016.

Additional Executive Officer and Significant Employee Information

Name	Served as an Executive Officer From	Age	Position with the Registrant and Other Principal Occupations
Orson Oliver	2013	73
Mr. Oliver has been our director since 2005, our Chairman of the Board since 2012 and our interim Chief Executive Officer since 2013. He is currently an independent business consultant with over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C. In 1975, he joined Bank of Louisville as general counsel. In 1985, he became president of the Bank of Louisville. When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky. From his retirement from banking in 2004 until 2015, Mr. Oliver worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area; he became that company's General Counsel in 2015. From May 2004 through December 2011, Mr. Oliver also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania. Mr. Oliver has been a member of the board of directors of the Al J. Schneider Company since February 2004. Beginning in 2013, Mr. Oliver also serves as a director of the Bankers' Bank of Kentucky.

Sean Garber	2013	49
Mr. Garber has been our President since December 2013 and our Vice Chairman since August 6, 2014. Mr. Garber is also President of Algar, Inc., a company specializing in the sale of new and used auto parts, as well as in automobile and metal recycling. He has served as Algar's Chief Executive Officer since 2005. Before joining Algar, Mr. Garber owned Riverside Mortgage, Inc., a residential mortgage brokerage company, which he sold in 2006. Before Riverside Mortgage, Inc., Mr. Garber owned and operated CMJ Ventures, LLC, a trademarked and licensed apparel business. Mr. Garber served as the Company's President from 1997 to 2000. For information regarding the Company's appointment of Mr. Garber as President, the information regarding the Management Agreement, Irrevocable Proxy, and Garber/Oliver Agreement set forth under Voting Securities is hereby incorporated by reference.

Todd Phillips	2014	40
Mr. Phillips has been our Chief Financial Officer since December 31, 2014. Mr. Phillips joined ISA from CRS Reprocessing, LLC, where he held the positions of Chief Operating Officer and Chief Financial Officer from January 2009 to December 2014.  CRS is a private-equity backed company with operations in the United States, Europe and Asia. Prior to CRS, Mr. Phillips was Chief Financial Officer at Genscape, Inc. from March 2004 to January 2009, a global information provider to energy commodity traders.  Genscape was backed by private equity firm Oaktree Capital and was honored twice during Mr. Phillips’s tenure as an Inc. 500 company, recognizing Genscape as one of the 500 fastest growing companies in the United States. Mr. Phillips was the corporate controller for Metal Sales Manufacturing Corporation from March 2002 to March 2004.  Mr. Phillips began his career at Arthur Andersen LLP from December 1997 through March 2002 following his graduation from the University of Kentucky.  He is a Certified Public Accountant and holds degrees in accounting and business administration, with a focus on finance, from the University of Kentucky.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or any of their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and in its discretion may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. If the related person at issue is a director of the Company, or a family member of a director, then that director would recuse himself and abstain from voting on the approval of the related person transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the committee's discussions of the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person's interest in the transaction.

As appropriate for the circumstances of the related person transaction, the Audit Committee will review and consider the following:

•	The related person's interest in the related person transaction;

•	The approximate dollar value of the amount involved in the related person transaction;

•	The approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction will be undertaken in the ordinary course of our business;

•	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	The purpose, and the potential benefits to us, of the transaction; and

•
Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, and not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

Unless the transaction is excluded by the instructions to the SEC's related person transaction disclosure rule, any approved related person transaction would be disclosed in accordance with SEC rules.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

K&R, LLC ("K&R") and 7100 Grade Lane, LLC ("7100 LLC"):

The Company was involved in various transactions with K&R, which is wholly-owned by Kletter Holdings LLC, the sole member of which was Harry Kletter, our founder and former Chief Executive Officer. After Mr. Kletter's passing in January 2014, our Chairman of the Board and interim Chief Executive Officer, Orson Oliver, assumed the roles of executor of Mr. Kletter’s estate and President of Kletter Holdings LLC. As of December 31, 2015, Mr. Kletter’s estate, K&R and the Harry Kletter Family Limited Partnership, for which Mr. Oliver serves as general partner, collectively, beneficially own in excess of 20% of the Company's issued and outstanding shares.

The Company leases a portion of our Louisville, Kentucky facility from K&R under an operating lease expiring December 2017 (the "7100 Lease"). Additionally, the Company leases equipment from K&R under operating leases, one of which expired November 2015, and one that will expire May 2016. During 2014, and to a lesser extent 2015, the Company deferred a portion of these lease payments.

On September 13, 2013, K&R made a $500.0 thousand refundable, non-interest bearing deposit with the Company related to K&R's potential purchase of the Company's real property located at 1565 East 4th Street in Seymour, Indiana. The Company was permitted and has used the deposited funds for general corporate purposes. K&R did not acquire the property. Under the Company's lending arrangements, a refund of the deposit to K&R must be approved by the Company's lenders.

As of December 31, 2015 and 2014, the Company had balances related to K&R pertaining to refundable lease and property deposits, rents payable to K&R, and rent expense. See balances listed in the table below.

On February 29, 2016, K&R assigned its interest in the 7100 Lease to another entity, 7100 LLC, also controlled by Mr. Kletter’s estate. At that time, the total amount due to the estate’s various entities, which amounted to approximately $1,504.0 thousand, became a subordinated, unsecured debt (the "Kletter Notes") owed by the Company. A portion of the amount, approximately $620.3 thousand, is owed to K&R, with the remaining amount, approximating $883.8 thousand, is owed to 7100 LLC. Interest will accrue monthly at a per annum rate of five percent (5.00%). Interest will accrue until April 30, 2017 at which time interest will be paid monthly. Until maturity on December 31, 2020, the Kletter Notes are subject to intercreditor agreements between the respective Note holder and MidCap Business Credit, LLC. This amount of $1,504.0 thousand represents all net amounts due to Kletter estate entities as of February 29, 2016 with the exception of a $32.0 thousand deposit owed by K&R to the Company. If the Company sells property it owns at 7110 Grade Lane, it must make a principal payment to K&R of $500.0 thousand. Otherwise, all remaining principal is due at maturity.

Balances related to K&R as of and for the years ended December 31, 2015 and 2014 are as follows, in thousands:

K&R, LLC:	2015	2014
Deposit amounts owed to the Company by K&R	$74	$74
Property deposit payable to K&R	500	500
Facility rent payable to K&R	821	462
Equipment rent payable to K&R	132	116
Facility rent expense to K&R	646	646
Equipment rent expense to K&R	126	126

Algar, Inc. ("Algar"):

Management Services Agreement with Algar:
As of December 31, 2015 and 2014, the Company expensed management fees to Algar for the portion of Mr. Garber's salary, along with other management fees in connection with the Management Agreement.

For the year ending December 31, 2014, Algar earned a bonus of $428.0 thousand. This amount was reduced by $50.0 thousand related to the real estate sale to SG&D Ventures, LLC described below. The bonus payable was further reduced on August 5, 2015, when the Company entered into a Stock Purchase Agreement with Algar, whereby the Company issued 50.7 thousand shares of its common stock to Algar for aggregate consideration equal to $189.0 thousand based on the fair value of our common stock. The consideration was payable in the form of a reduction of the Company’s $378.0 thousand accrued but unpaid bonus compensation due to Algar, leaving a remainder of $189.0 thousand in the accrued but unpaid bonus compensation.

See Executive Compensation section for additional information related to the Management Services Agreement.

Other transactions with Algar:
During 2015 and 2014, the Company participated in various other transactions with Algar. The Company sold scrap to Algar, bought scrap from Algar, and provided logistical and IT services to Algar. Related to these transactions, the Company has accounts receivable balances from Algar, an accounts payable balance to Algar, along with related income and expense as of December 31, 2015 and 2014.

Balances related to Algar as of and for the years ended December 31, 2015 and 2014 are as follows, in thousands:

Algar, Inc.:	2015	2014
Accounts receivable from Algar for scrap transactions	$93	$80
Accounts receivable from Algar for logistical services	19	5
Accounts payable to Algar	28	39
Bonus payable to Algar	189	428
Revenue from scrap sales to Algar	117	442
Revenue from logistical services to Algar	69	59
Revenue from IT services to Algar	23	7
Scrap material purchases from Algar	1,225	1,542
Management fee expense	250	250
Bonus expense to Algar	—	428
Other expenses to Algar	30	109

LK Property Investments, LLC:

On April 30, 2015, ISA Real Estate LLC agreed to sell to LK Property, an entity principally owned by Daniel M. Rifkin, CEO of MetalX and the principal owner of RCP, a 4.4 acre parcel of real estate, located at 6709 Grade Lane, Louisville, Kentucky, for a purchase price of $1.0 million. The Company used the proceeds from the sale primarily for debt reduction and working capital. The loss on sale of this asset was $102.0 thousand.

On April 30, 2015, the Company entered into a lease agreement with LK Property, for a portion of the 4.4 acre parcel of real estate located at 6709 Grade Lane, Louisville, Kentucky in the amount of $3.0 thousand per month. The lease terminates on April 14, 2019, but the Company has the right to terminate the lease and vacate the leased premises upon 90 days notice. The Company is required to reimburse the lessor for 40% of the property taxes on the parcel during the term.

Metal X, LLC:

During 2015 and 2014, the Company sold scrap material to MetalX and held accounts receivables balances from MetalX related to scrap sales. During 2015, we sold scrap material in the amount of $1.9 million to MetalX, LLC. As of December 31, 2015, we had $19.1 thousand in accounts receivable from MetalX, LLC. During 2014, we sold scrap material in the amount of $2.0 million to MetalX, LLC. As of December 31, 2014, we had $250.3 thousand in accounts receivable from MetalX, LLC.

SG&D Ventures, LLC.

On May 18, 2015, ISA Real Estate LLC agreed to sell to SG&D Ventures, LLC (SG&D), an entity owned by shareholders of Algar, including Mr. Garber, an approximately 1-acre parcel of non-essential real estate, located at 7017 Grade Lane, Louisville, Kentucky, for an aggregate purchase price equal to independent third-party appraisal amount of $350.0 thousand. The Company received this appraisal before the sale. The purchase consideration consisted of $300.0 thousand in cash from SG&D and a credit of $50.0 thousand against bonus compensation previously accrued but not paid to Algar. The gain on sale of this asset was $1.1 thousand.

REPORT OF THE AUDIT COMMITTEE
In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and financial practices. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the registered public accountants and us that might bear on the registered public accountants' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the registered public accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accountants' independence. The Audit Committee also discussed with management the independent registered public accounting firm and the quality and adequacy of our internal controls. The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risk.
On March 3, 2016, the Audit Committee discussed and reviewed with the independent registered public accountants all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements. The Audit Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Mountjoy Chilton Medley LLP to the Audit Committee. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Audit Committee reviewed our audited financial statements with the independent registered public accountants on March 3, 2016 and with management on March 3, 2016.

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

All members of the Audit Committee submit the foregoing report:

Ronald Strecker, director and Audit Committee chairman
Al Cozzi, director and Audit Committee member
Vincent J. Tyra, director and Audit Committee member

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

The aggregate fees billed for professional services by principal accountants Mountjoy Chilton Medley LLP in 2015 and 2014 are as follows:
Audit Fees: $137,015 and $142,200 to principal accountants Mountjoy Chilton Medley LLP for the years ended December 31, 2015 and 2014, respectively, for services rendered for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q.
Audit Related Fees: $8,500 and $8,300 to principal accountants Mountjoy Chilton Medley LLP for the annual audit of our 401(k) retirement plan for the years ended December 31, 2015 and 2014, respectively.
Tax Fees: No tax services were provided by principal accountants Mountjoy Chilton Medley LLP for the years ended December 31, 2015 and 2014.
All Other Fees: No other services were provided by principal accountants Mountjoy Chilton Medley LLP for the years ended December 31, 2015 and 2014.
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services that our independent registered public accountants are to perform, except as described below.
The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the chair of the Audit Committee, may pre-approve non-audit services. No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by us to the registered public accountants during the fiscal year in which the accountants provide the non-audit services, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Mountjoy Chilton Medley LLP did not provide any such services in 2015.

SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal for action at the 2017 annual meeting of shareholders and wishes to have that proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company by December 31, 2016. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

Our by-laws establish an advance notice procedure with regard to certain matters, including shareholder proposals (other than those submitted in reliance on Rule 14a-8 under the Exchange Act) and nominations of individuals for election to the board of directors. In general, in order for a shareholder proposal or director nomination to be properly brought before the 2017 annual meeting, written notice of such shareholder proposal or director nomination must be received by the Secretary of the Company no later than March 17, 2017, nor before February 16, 2017, provided, however, that if the 2017 annual meeting is more than thirty days before or more than sixty days after June 15, 2017, such written notice must be received by the Secretary of the Company not later than ninety days prior to date of the 2017 annual meeting or, if later, the close of business on the tenth day following the date that public disclosure of the date of the 2017 annual meeting is first made.

Except for shareholder proposals subject to Rule 14a-8 under the Exchange Act, the written notice of a shareholder proposal must comply with the requirements of our amended and restated by-laws regarding shareholder proposals, including as to each matter the shareholder proposes to bring before the annual meeting the following information, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our corporate books, of the shareholder proposing such business, (c) the class and number of shares of our common stock which are beneficially owned by the shareholder, (d) any significant equity in our principal competitors, and (e) any material interest of the shareholder in such shareholder’s proposal.

The written notice of a shareholder director nomination must comply with the requirements of our amended and restated by-laws regarding director nominations by shareholders, including as to each nominee the following information, among other things: (i) the name and address of each nominee proposed in such notice, (ii) the number of shares of our common stock which are beneficially owned by each such nominee, (iii) such other information concerning each such nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director, (iv) any information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee, and (v) a completed and signed questionnaire, representation and agreement in accordance with our amended and restated by-laws. The questionnaire and written representation and agreement are available from the Secretary of the Company upon written request.

If the presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with our by-laws or SEC rules, as applicable, and subject to applicable SEC regulations, we may disregard that proposal or nomination. In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2017 annual meeting of shareholders, but the proposal complies with the advance notice procedure prescribed by our by-laws, then our proxy may confer discretionary authority on the persons being appointed as proxies on behalf of our board of directors to vote on the proposal.

Proposals, director nominations and requests for the questionnaire, representation and agreement applicable to shareholder director nominees should be addressed to Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference our 2015 Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 25, 2016.

OTHER MATTERS

The Board knows of no business, which will be presented for consideration at the annual meeting other than that described above. However, if any such other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with the recommendations of the Board, or, in the absence of such a recommendation, in accordance with their best judgment.

By Order of the Board of Directors

/s/ Sean Garber
Sean Garber
President

Louisville, Kentucky
April 29, 2016

ANNEX A

Industrial Services of America, Inc.
Long Term Incentive Plan

(as amended by our shareholders on June 10, 2010)

SECTION 1
GENERAL

1.1.     PURPOSE. Industrial Services of America, Inc. Long Term Incentive Plan (the “Plan”) has been established by Industrial Services of America, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company’s shareholders.

1.2.     PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3.     OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
OPTIONS AND SARS

2.1.     DEFINITIONS.

          (a)     The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.

          (b)     A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.     EXERCISE PRICE. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

2.3.     EXERCISE. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4.     PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be payable in cash.

2.5.     SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to subsection 4.7.

2.6.     NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS. Except for adjustments pursuant to subsection 4.2(f) (relating to adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

SECTION 3
OTHER STOCK AWARDS

3.1.     DEFINITIONS.

(a)    A “Stock Unit” Award is the grant of a right to receive shares of Stock in the future.

(b)     A “Performance Share” Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)     A “Performance Unit” Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)     A “Restricted Stock” Award is a grant of shares of Stock, and a “Restricted Stock Unit” Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2.     RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)     Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)    If the right to become vested in a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than two years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination).

(c)     The Committee may designate whether any such Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4
OPERATION AND ADMINISTRATION

4.1.     EFFECTIVE DATE. The Plan shall be effective as of July 1, 2009 (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2     The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)    The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions. The shares of Stock must be held for a period of six months before a Participant may dispose of such shares.

(b)     Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,400,000.

(c)     To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

              (d)     Subject to paragraph 4.2(e), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 150,000 shares during any calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this paragraph (i).

(ii) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 150,000 shares of Stock may be subject to such Awards granted to any one individual during any calendar-year period (regardless of when such shares are deliverable). If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferred period shall be disregarded.

(e)     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3.     GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

              (a)     Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

             (b)     To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.     TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant.

4.5.     GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6.     DIVIDENDS. Only participants that have been issued stock will receive dividend payments

4.7.     SETTLEMENT AND PAYMENTS. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8.     TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9.     FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.     AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11.     ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board.

4.12.     GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.     LIMITATION OF IMPLIED RIGHTS.

              (a)     Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

              (b)     The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.     EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5
CHANGE IN CONTROL

          Subject to the provisions of paragraph 4.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

(a)     All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)     All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)     All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

SECTION 6
COMMITTEE

6.1.     ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2.     POWERS OF COMMITTEE. The Committee’s administration of the Plan shall be subject to the following:

              (a)     Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

              (b)     To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

              (c)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

              (d)     Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

              (e)     In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, its own Committee charter and applicable state corporate law.

6.3.     DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law, its Committee charter or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4.     INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5     MISCONDUCT. If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company; (ii) breached any contract with or violated any fiduciary obligation to the Company; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5. A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          A “Potential Change in Control” shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(i) The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a

Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii) Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company’s securities immediately prior to the transaction or transactions.

(iv) The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 7
AMENDMENT AND TERMINATION

          The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company’s shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company’s shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in section 3.2, unless any such amendment is approved by the Company’s shareholders; and (vi) adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8
DEFINED TERMS

          In addition to the other definitions contained herein, the following definitions shall apply:

              (a)     AWARD. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

              (b)     BOARD. The term “Board” shall mean the Board of Directors of the Company.

              (c)     CHANGE IN CONTROL. Except as otherwise provided by the Committee, a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities.

          Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

          “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

          “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (d)     CODE. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (e)     ELIGIBLE INDIVIDUAL. For purposes of the Plan, the term “Eligible Individual” shall mean any employee of the Company or a Subsidiary, including any officer of the Company, any director of the Company or any consultant to the Company who is a natural person. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services. An Award may be granted to a consultant who is a natural person so long as the consultant provides bona fide services to the Company, which services (i) may not be in connection with the offer or sale of Stock or other securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Stock or other securities of the Company.

              (f)     FAIR MARKET VALUE. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, Fair Market Value shall mean the average between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or NASDAQ on which the Stock is then listed or admitted to trading. If the day is not a business day, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

              (g)     SUBSIDIARIES. The term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

             (h)     STOCK. The term “Stock” shall mean shares of common stock of the Company.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Orson Oliver 02 Albert Cozzi 03 Ronald Strecker 04 Sean Garber 05 Vince Tyra
06 William Yarmuth

The Board of Directors recommends you vote FOR proposals 2 through 4:

NOTE: Discretionary Authority: To vote with discretionary authority with respect to all other matters as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000288486_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

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INDUSTRIAL SERVICES OF AMERICA, INC.
Annual Meeting of Shareholders
June 15, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder of record hereby appoints Orson Oliver and Sean Garber, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Industrial Services of America, Inc. (the "Company"), to be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, on Wednesday, June 15, 2016, at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, the Proxy will be voted FOR the nominees for director and FOR proposals (2) - (4).

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000288486_2 R1.0.1.25